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                                                                     Exhibit 77C

SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC. - FORM N-SAR EXHIBITS

ITEM 77C: MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

RESULTS OF MEETING OF SHAREHOLDERS

RiverSource LaSalle Global Real Estate Fund and RiverSource LaSalle Monthly Dividend Real Estate Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between RiverSource LaSalle Global Real Estate Fund, RiverSource LaSalle Monthly Dividend Real Estate Fund and Columbia Real Estate Equity Fund.

RiverSource LaSalle Global Real Estate Fund

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SHARES VOTED "FOR"           SHARES VOTED "AGAINST"               ABSTENTIONS                BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------------
   2,545,878.020                   27,168.712                        0.00                      588,058.000
-------------------------------------------------------------------------------------------------------------

RiverSource LaSalle Monthly Dividend Real Estate Fund

--------------------------------------------------------------------------------------------------------------
SHARES VOTED "FOR"           SHARES VOTED "AGAINST"               ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
   2,803,940.417                   60,271.783                     24,819.681                    980,206.000
--------------------------------------------------------------------------------------------------------------

To elect directors to the Board.*

-------------------------------------------------------------------------------------------------------------
                                      SHARES VOTED        SHARES VOTED                            BROKER NON-
                                          "FOR"            "WITHHOLD"          ABSTENTIONS           VOTES
-------------------------------------------------------------------------------------------------------------
01. KATHLEEN BLATZ                   6,800,744.273        225,259.590             0.00                0.00
-------------------------------------------------------------------------------------------------------------
02. EDWARD J. BOUDREAU, JR.          6,799,173.441        226,830.422             0.00                0.00
-------------------------------------------------------------------------------------------------------------
03. PAMELA G. CARLTON                6,800,744.273        225,259.590             0.00                0.00
-------------------------------------------------------------------------------------------------------------
04. WILLIAM P. CARMICHAEL            6,797,436.974        228,566.889             0.00                0.00
-------------------------------------------------------------------------------------------------------------
05. PATRICIA M. FLYNN                6,800,744.273        225,259.590             0.00                0.00
-------------------------------------------------------------------------------------------------------------
06. WILLIAM A. HAWKINS               6,800,766.152        225,237.711             0.00                0.00
-------------------------------------------------------------------------------------------------------------
07. R. GLENN HILLIARD                6,800,744.273        225,259.590             0.00                0.00
-------------------------------------------------------------------------------------------------------------
08. STEPHEN R. LEWIS, JR.            6,800,766.152        225,237.711             0.00                0.00
-------------------------------------------------------------------------------------------------------------
09. JOHN F. MAHER                    6,800,766.152        225,237.711             0.00                0.00
-------------------------------------------------------------------------------------------------------------
10. JOHN J. NAGORNIAK                6,800,766.152        225,237.711             0.00                0.00
-------------------------------------------------------------------------------------------------------------
11. CATHERINE JAMES PAGLIA           6,800,744.273        225,259.590             0.00                0.00
-------------------------------------------------------------------------------------------------------------
12. LEROY C. RICHIE                  6,799,987.696        226,016.167             0.00                0.00
-------------------------------------------------------------------------------------------------------------
13. ANTHONY M. SANTOMERO             6,800,766.152        225,237.711             0.00                0.00
-------------------------------------------------------------------------------------------------------------
14. MINOR M. SHAW                    6,800,766.152        225,237.711             0.00                0.00
-------------------------------------------------------------------------------------------------------------
15. ALISON TAUNTON-RIGBY             6,800,766.152        225,237.711             0.00                0.00
-------------------------------------------------------------------------------------------------------------
16. WILLIAM F. TRUSCOTT              6,800,766.152        225,237.711             0.00                0.00
-------------------------------------------------------------------------------------------------------------

* All shares of Seligman LaSalle Real Estate Fund Series, Inc. are voted together as a single class for election of directors.